Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-50543 of Kforce Inc. on Form S-8 of our report dated June 28, 2007, appearing in this Annual Report on Form 11-K of the Kforce 401(k) Retirement Savings Plan for the year ended December 31, 2006.

/s/ Deloitte & Touche LLP

Tampa, Florida June 28, 2007